EXHIBIT 10.17

MORIAH CAPITAL L.P.

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Agreement”) is made and entered into as of this 9th day of October, 2012, by and between INTERMETRO COMMUNICATIONS, INC., a Nevada corporation (“Holdings”), INTERMETRO COMMUNICATIONS, INC., a Delaware corporation, (“IM-Delaware”), and ADVANCED TEL, INC., a California corporation (“Advanced” and, together with Holdings and IM-Delaware, collectively, “InterMetro”), and MORIAH CAPITAL, L.P., a Delaware limited partnership (“Moriah”).

1.
Grant of Security Interest.  As security for the payment and performance of all of InterMetro’s obligations to Moriah under that certain Promissory Note in the original principal amount of Nine Hundred Eighty-seven Thousand Five Hundred Dollars ($987,500.00) dated the same date as this Agreement (the “Note”), InterMetro hereby grants a continuing security interest to Moriah in the following:

(a)
all Accounts (subject to the first and prior security interest in such Accounts held by Transportation Alliance Bank, Inc. (“TAB”), as more fully set forth in the Intercreditor Agreement among InterMetro, Moriah, TAB, the Lenders (as defined therein) and the Agent (as defined therein, on behalf of the Noteholders (as defined therein) dated as of October 9, 2012 (the “Intercreditor Agreement”)) and the proceeds thereof, whether now owned or hereafter created by any of the entities comprising InterMetro; and

(b)
all Equipment and Intellectual Property (subject to the following prior security interests in such Equipment and Intellectual Property: a first priority security interest held by the Lenders, a second priority security interest held by the Agent (on behalf of the Noteholders), and a third priority security interest held by TAB), and the proceeds thereof, whether now owned or hereafter created or acquired by any of the entities comprising InterMetro.

For purposes of this Agreement, the following terms shall have the following meanings:

“Accounts” means “accounts” as defined in the California Uniform Commercial Code in effect on the date hereof, with such additions to such term as may hereafter be made, and includes without limitation all Accounts Receivable and other sums owing to InterMetro.

“Accounts Receivable” means all obligations owed at any time by any of InterMetro’s account debtors to InterMetro in respect of services rendered to such account debtors by, or products sold to such account debtors by, InterMetro, whether billed or unbilled, including surcharges, late fees and other amounts due to InterMetro from such account debtors that are associated with such services rendered or products sold.

“Collateral” means collectively the Accounts, Equipment and Intellectual Property, and all proceeds thereof.

“Equipment” means “equipment” as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Intellectual Property” means all (a) copyrights, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, (b) trade secret rights, including all rights to unpatented inventions and know-how, and confidential information; (c) mask work or similar rights available for the protection of semiconductor chips; (d) patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; (e) trademarks, service marks, trade styles, and trade names, whether or not any of the foregoing are registered, and all applications to register and registrations of the same and like protections, and the entire goodwill of the business of InterMetro connected with and symbolized by any such trademarks; (f) computer software and computer software products; (g) designs and design rights; (h) technology; (i) all claims for damages by way of past, present and future infringement of any of the rights included above; (j) all licenses or other rights to use any property or rights of a type described above.

2.	Obligations of InterMetro. InterMetro shall:

(a)
execute such Financing Statements and other documents and do such other acts and things, all as Moriah may from time to time require, to establish and maintain a valid security interest in the Collateral;

(b)	pay promptly when due all indebtedness to Moriah;

(c)	furnish Moriah such information concerning the Collateral as Moriah may from time to time reasonably request;

(d)	permit Moriah and its representatives to inspect the Collateral and/or records pertaining thereto from time to time during normal business hours; and

(e)	not sell, assign or create or permit to exist any lien on or security interest in the Collateral, except as expressly provided by the terms of the Intercreditor Agreement.

3.	Default. The occurrence of any of the following events is an event of default (“Event of Default”) hereunder:

(a)
non-payment of any indebtedness of InterMetro to Moriah when due or non-performance of any obligation of InterMetro to Moriah when due, whether required hereunder or under the Note, or any representation or warranty hereunder or under the Note shall be untrue in any material respect; or

(b)	a change in the composition of InterMetro as a business entity; or

(c)
If InterMetro shall file a voluntary petition under the U.S. Bankruptcy Code, as amended; or shall fail to have such a petition dismissed within thirty (30) days after its filing, or if InterMetro shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any receiver, trustee or custodian of all or a part of its property, or, as may be applicable, if InterMetro shall institute dissolution or liquidation proceedings; or

(d)
If an order for relief shall be entered following the filing of an involuntary petition against InterMetro under the Bankruptcy Code, as amended; or if an order shall be entered appointing a receiver, trustee or custodian for InterMetro of all or a part of' its property; or if a writ or warrant of attachment, execution, distraint, levy, possession or any similar process shall be issued by any court against all or a part of the property of InterMetro, which writ or warrant shall not be dismissed or a stay of foreclosure obtained within thirty (30) days of the issuance thereof.

4.	Remedies. Upon an Event of Default, Moriah may take such actions as are permitted under the terms of the Intercreditor Agreement.

Moriah shall have all the rights and remedies of a secured party under the Uniform Commercial Code and any other applicable law in any jurisdiction where enforcement is sought.

No delay on the part of Moriah in the exercise of any right or remedy shall constitute a waiver thereof and no exercise by Moriah of any right or remedy shall preclude the exercise of any other right or remedy or further exercise of the same remedy.

5.	Representations and Warranties. InterMetro warrants that

(a)	it is the lawful owner of all of the Collateral free of all claims, liens or encumbrances whatsoever, other than as expressly set forth by the terms of the Intercreditor Agreement; and

(b)	the execution, delivery and performance hereof are within the powers of each of the entities comprising InterMetro and have been duly authorized.

6.
Miscellaneous.  The obligations of the entities comprising InterMetro are joint and several.  All words used herein in the singular are deemed to have been used in the plural when the context and construction so require.  The use of the words “include,” “includes,” and “including” followed by one or more examples is intended to be illustrative and does not limit the scope of the description or term for which the examples are provided.

7.
Binding Agreement; Amendment.  This Agreement inures to the benefit of and binds Moriah, its successors and assigns and InterMetro and its successors and permitted assigns. InterMetro shall not assign any of its rights and obligations hereunder without the prior written consent of Moriah, This Agreement may not be amended or terminated except in a writing executed by all the parties hereto.

8.
Severablility.  Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement is prohibited or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such or the remaining provisions of this Agreement.

9.
Applicable Law. This Agreement shall be governed by and construed and interpreted in accordance under the laws of the State of New York, the laws of which InterMetro hereby expressly elects to apply to this Agreement, without giving effect to provisions for choice of law thereunder.  Venue for all legal proceedings initiated with respect to this Agreement shall be in the County of Los Angeles, State of California.

[SIGNATURE BLOCKS ON FOLLOWING PAGE]

DATED as of the date first written above.

INTERMETRO:

INTERMETRO COMMUNICATIONS, INC.
(DELAWARE)

By: /s/ Charles Rice
Name: ______________________________
Title: C.E.O.

INTERMETRO COMMUNICATIONS, INC.
(NEVADA)

By: /s/ Charles Rice
Name: ______________________________
Title: C.E.O.

ADVANCED TEL, INC.

By: /s/ Charles Rice
Name: ______________________________
Title: C.E.O.

MORIAH:

MORIAH CAPITAL, L.P.

By:         Moriah Capital Management, L.P.,
General Partner

By:    Moriah Capital Management, GP,
          LLC, General Partner

By: /s/ Greg Zilberstein
Name:
Title:              Managing Partner